Exhibit 10.1

OPTION FORFEITURE AGREEMENT

This Option Forfeiture Agreement (“Agreement”) is made by and between John Krafcik (“Krafcik”) and TrueCar, Inc. (the “Company”) (collectively, the “Parties”).

RECITALS

WHEREAS, Krafcik was employed by the Company as its President beginning on May 1, 2014 and continuing until September 15, 2015, on which date he left his employment with the Company to pursue other business opportunities;
WHEREAS, during the course of his employment, Krafcik was awarded options to purchase shares of the Company’s common stock, including grants # ZA3794 and # ZA2602NQ;
WHEREAS, Krafcik was and continues to be a member of the Company’s Board of Directors (the “Board”), in which capacity he continues to be a Service Provider (as defined in the Company’s 2014 Equity Incentive Plan);
WHEREAS, as a Service Provider, Krafcik continues to vest in options and restricted stock units granted during the period of his employment;
WHEREAS, effective September 16, 2015 Mr. Krafcik is a non-employee director and eligible for compensation as an outside director under the Company's Post-Initial Public Offering Outside Director Compensation Policy;
WHEREAS, Krafcik has expressed his desire to surrender and forfeit all unvested options under grant # ZA3794 and 271,180 of the outstanding options under grant # ZA2602NQ (collectively, the “Forfeit Options”);
WHEREAS, following the surrender and forfeiture of the Forfeit Options related to grant # ZA2602NQ, 229,013 options under grant # ZA2602NQ will remain outstanding (the “Remaining ZA2602NQ Options”);
WHEREAS, the Company desires to accept Krafcik’s surrender and forfeiture of the Forfeit Options; and
WHEREAS, on December 8, 2014 the Compensation Committee of the Board authorized the Company to enter into an agreement to effect the surrender and forfeiture of the Forfeit Options.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Krafcik hereby agree as follows:

1.Forfeiture. Effective as of the date this Agreement has been fully executed by both parties (the “Forfeiture Date”), Krafcik shall surrender and forfeit, and the Company shall accept, the Forfeit Options as set forth in Exhibit A.

2.Vesting of the Remaining ZA2602NQ Options. The Remaining ZA2602NQ Options shall continue to vest based on the original vesting schedule, as set forth on Exhibit B.

3.No Amendment; Governing Law. Except as expressly provided herein, it is understood and agreed by the Parties that nothing herein shall constitute an amendment to any equity agreements between Krafcik and the Company. This Agreement is governed by the laws of the state of California, without regard to its conflict of laws provisions.

AGREED TO AND ACCEPTED BY:

JOHN KRAFCIK, an individual

Dated: December 25, 2015                _/s/ John Krafcik____________________
John Krafcik

TRUECAR, INC.

Dated: December 28, 2015                _/s/ John E. Stephenson, Jr._____________
John E. Stephenson, Jr.
Executive Vice President &
Chief Risk Officer

EXHIBIT A

Grant Date	Grant Number	Grant Type	Exercise Price	Options to be Forfeited
May 2, 2014	ZA2602NQ	NQ	$ 12.81	271,180
April 23, 2015	ZA3794	NQ	$ 15.71	38,542
		TOTAL		309,722

EXHIBIT B

Shares
Date	Vesting
1/1/2016	10,250
2/1/2016	18,055
3/1/2016	18,055
4/1/2016	18,056
5/1/2016	18,056
6/1/2016	18,055
7/1/2016	18,056
8/1/2016	18,055
9/1/2016	18,056
10/1/2016	18,056
11/1/2016	18,055
12/1/2016	18,055
1/1/2017	10,250
2/1/2017	9,903
TOTAL	229,013